UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 18, 2009
 (Date of earliest event reported)

STRATUM HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Three Riverway
Suite 1590
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 479-7050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2009, Stratum Holdings, Inc. (the “Company”) effected a reverse stock split of the Company's common stock at a split ratio of 1-for-10, pursuant to a plan approved by the Company’s Board of Directors.

As a result of the reverse stock split, every ten pre-split shares of the Company's common stock, $.001 par value per share, issued and outstanding immediately prior to December 17, 2009 were automatically exchanged for one post-split share of common stock, $.01 par value per share, with any fractional shares resulting from the exchange being rounded up to the nearest whole share.  Accordingly, the number of shares of the Company's common stock issued and outstanding has been reduced from 26,556,429 shares to approximately 2,655,643 shares, without accounting for fractional shares.  Also as a result of the reverse stock split, the number of shares of common stock that the Company is authorized to issue has been reduced from 50,000,000 shares, par value $.001, to 5,000,000 shares, par value $.01.

The Company effected the reverse stock split by filing a “Certificate of Change Pursuant to NRS 78.209” with the Nevada Secretary of State.  The Certificate of Change provided for both the reverse stock split and corresponding reduction in the authorized shares of common stock described above.  The Company’s Board of Directors approved this corporate action on November 16, 2009, but shareholder approval was not required, pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes.

Effective December 17, 2009, the Company's common stock is quoted on the OTC Bulletin Board under the symbol "STTHD" for a period of 20 business days.  Thereafter, the “D” will be removed from the Company's trading symbol, and it will revert to the previous symbol, "STTH."  The new CUSIP number of the Company's common stock is 8631SP202.

The Company has elected to treat the reverse stock split as a non-mandatory exchange.  As a result, there will be no letter of transmittal sent to the Company’s shareholders directing them to exchange their existing stock certificates.  Rather, shareholders will retain their existing pre-split stock certificates until such time as they are submitted to the Company’s transfer agent, X-Clearing Corporation, for sale and will then be replaced by post-split stock certificates.

The Company issued a press release on December 17, 2009 announcing completion of the reverse stock split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State

99.1	Press release dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUM HOLDINGS, INC.

December 18, 2009	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer